Media Release

Basel, 2 February 2015
Roche commences tender offer for up to 15,604,288 shares of Foundation Medicine, Inc. for $50.00 per share in cash

Roche (SIX: RO, ROG; OTCQX: RHHBY) today announced that it has commenced a cash tender offer for up to 15,604,288 outstanding shares of common stock of Foundation Medicine, Inc. (NASDAQ: FMI) at a price of $50.00 per share. The tender offer is being made pursuant to the previously announced transaction agreement dated as of January 11, 2015 between Foundation Medicine, Inc. and Roche Holdings, Inc., an indirect wholly owned subsidiary of Roche Holding Ltd.

The tender offer period will expire at 12:00 midnight (New York City time) at the end of the day on March 2, 2015, unless the offer is extended.

Roche has filed a tender offer statement on Schedule TO with the United States Securities and Exchange Commission (SEC). The Offer to Purchase contained within the Schedule TO sets out the terms and conditions of the tender offer.

Foundation Medicine has also filed a Solicitation/Recommendation Statement with the SEC on Schedule 14D-9, which includes the unanimous recommendation of the Foundation Medicine board of directors that Foundation Medicine stockholders tender their shares in the tender offer. Following successful completion of the tender offer, Roche will also invest $250 million in Foundation Medicine by acquiring 5,000,000 newly issued shares at $50.00 per share, subject to the terms and conditions described in the Offer to Purchase.

Closing of the tender offer is conditioned upon customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the approval by the stockholders of Foundation Medicine of certain matters relating to the transaction and there being validly tendered and not validly withdrawn a number of shares of Foundation Medicine common stock

F. Hoffmann-La Roche Ltd	4070 Basel Switzerland	Group Communications Roche Group Media Relations	Tel. +41 61 688 88 88 Fax +41 61 688 27 75 www.roche.com
1/4

that, when added to the shares already owned by Roche and its affiliates and the 5,000,000 shares that Roche will acquire directly from Foundation Medicine, represents at least 52.4% of the outstanding shares of Foundation Medicine on a fully diluted basis. The offer is not subject to any financing condition.

The complete terms and conditions are set out in the Offer to Purchase, which was filed with the SEC today, February 2, 2015. Foundation Medicine stockholders may obtain copies of all of the offering documents, including the Offer to Purchase, free of charge at the SEC’s website (www.sec.gov) or by directing a request for the Solicitation/Recommendation Statement on Schedule 14D-9 to Foundation Medicine Investor Relations Department, telephone number (617) 418-2283, email address ir@foundationmedicine.com or from Foundation Medicine’s website, http://investors.foundationmedicine.com/sec.cfm or the Offer to Purchase and the other related materials to MacKenzie Partners, Inc., the Information Agent for the offer, toll-free at (800) 322-2885 (please call (212) 929-5500 (collect) if you are located outside the U.S. or Canada) or via email at tenderoffer@mackenziepartners.com.

About Foundation Medicine, Inc.
Foundation Medicine is a commercial-stage company focused on the research, development and commercialization of targeted oncology treatments based on molecular genomic information. Foundation Medicine derives revenue from selling products enabled by its molecular information platform to physicians and biopharmaceutical companies. Foundation Medicine’s platform includes proprietary methods and algorithms for analyzing tumor tissue samples across various types of cancer, as well as information aggregation and reporting capabilities. Foundation Medicine’s products provide genomic information about each patient’s individual cancer, enabling physicians to optimize treatments in clinical practice and enabling biopharmaceutical companies to develop targeted oncology therapies more effectively. Foundation Medicine’s first clinical products, FoundationOne®, for solid tumors, and FoundationOne Heme®, for blood-based cancers, or hematologic malignancies, including leukemia, lymphoma, and myeloma, and certain sarcomas and pediatric cancers, provide comprehensive molecular information products designed for use in the routine care of patients with cancer. For additional information about Foundation Medicine, please visit http://www.foundationmedicine.com/.

2/4

About Roche
Headquartered in Basel, Switzerland, Roche is a leader in research-focused healthcare with combined strengths in pharmaceuticals and diagnostics. Roche is the world’s largest biotech company, with truly differentiated medicines in oncology, immunology, infectious diseases, ophthalmology and neuroscience. Roche is also the world leader in in vitro diagnostics and tissue-based cancer diagnostics, and a frontrunner in diabetes management. Roche’s personalised healthcare strategy aims at providing medicines and diagnostics that enable tangible improvements in the health, quality of life and survival of patients. Founded in 1896, Roche has been making important contributions to global health for more than a century. Twenty-four medicines developed by Roche are included in the World Health Organisation Model Lists of Essential Medicines, among them life-saving antibiotics, antimalarials and chemotherapy.

In 2014 the Roche Group employed 88,500 people worldwide, invested 8.9 billion Swiss francs in R&D and posted sales of 47.5 billion Swiss francs. Genentech, in the United States, is a wholly owned member of the Roche Group. Roche is the majority shareholder in Chugai Pharmaceutical, Japan. For more information, please visit www.roche.com.

All trademarks used or mentioned in this release are protected by law.

Roche Group Media Relations
Phone: +41 -61 688 8888 / e-mail: roche.mediarelations@roche.com
- Nicolas Dunant (Head)
- Ulrike Engels-Lange
- Štěpán Kráčala
-Nicole Rüppel
- Claudia Schmitt
- Nina Schwab-Hautzinger

Foundation Medicine Media Relations
Phone: (617) 418-2283 / website: http://investors.foundationmedicine.com/sec.cfm

3/4

Forward-Looking Statements
SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE OFFER, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE OFFER, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION, THE TENDER OF SHARES OF FOUNDATION MEDICINE COMMON STOCK THAT, WHEN ADDED TO THE SHARES ALREADY OWNED BY ROCHE AND ITS AFFILIATES AND THE 5,000,000 SHARES THAT ROCHE WILL ACQUIRE DIRECTLY FROM FOUNDATION MEDICINE, REPRESENTS AT LEAST 52.4% OF THE OUTSTANDING SHARES OF FOUNDATION MEDICINE ON A FULLY DILUTED BASIS, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN FOUNDATION MEDICINE’S PUBLIC FILINGS WITH THE SEC UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), INCLUDING THE “RISK FACTORS” SECTIONS OF FOUNDATION MEDICINE’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 AND SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q, AS WELL AS THE TENDER OFFER DOCUMENTS TO BE FILED BY ROCHE AND THE SOLICITATION/RECOMMENDATION TO BE FILED BY FOUNDATION MEDICINE. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. ROCHE AND FOUNDATION MEDICINE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.

Important Information for Investors and Security Holders
THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE EITHER AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ANY SHARES OF THE COMMON STOCK OF FOUNDATION MEDICINE OR ANY OTHER SECURITIES. ROCHE, HAS FILED A TENDER OFFER STATEMENT ON SCHEDULE TO, INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED MATERIALS, WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), AND FOUNDATION MEDICINE HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH THE SEC. THE OFFER TO PURCHASE SHARES OF FOUNDATION MEDICINE COMMON STOCK IS ONLY BEING MADE PURSUANT TO THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED MATERIALS FILED WITH THE SEC BY ROCHE AS A PART OF ITS SCHEDULE TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER, INCLUDING ITS TERMS AND CONDITIONS, AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN FREE COPIES OF THESE STATEMENTS AND OTHER MATERIALS FILED WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV, OR BY DIRECTING REQUESTS FOR THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 TO FOUNDATION MEDICINE INVESTOR RELATIONS DEPARTMENT, TELEPHONE NUMBER (617) 418-2283, EMAIL ADDRESS IR@FOUNDATIONMEDICINE.COM OR FROM FOUNDATION MEDICINE’S WEBSITE, HTTP://INVESTORS.FOUNDATIONMEDICINE.COM/SEC.CFM OR THE OFFER TO PURCHASE AND THE OTHER RELATED MATERIALS TO THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, INC., TOLL-FREE AT (800) 322-2885 (PLEASE CALL (212) 929-5500 (COLLECT) IF YOU ARE LOCATED OUTSIDE THE U.S. OR CANADA) OR VIA EMAIL AT TENDEROFFER@MACKENZIEPARTNERS.COM.

4/4